                    Exhibit 10.19
July, 28 2000

FIFTH AMENDMENT TO CREDIT AGREEMENT

This fifth amendment to credit agreement (this “Amendment”) is made and entered into as of July 28, 2000, by and among U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), and MACKIE DESIGNS INC., a Washington corporation (“Borrower”).

R E C I T A L S:

A.      On or about June 18, 1998, U.S. Bank and Borrower entered into that certain credit agreement (together with all amendments, supplements, exhibits, and modifications thereto, the “Credit Agreement”) whereby U.S. Bank agreed to extend certain credit facilities to Borrower.  U.S. Bank and Borrower have entered into four amendments to the Credit Agreement.

B.       Borrower has requested U.S. Bank to (1) increase the amount of the Revolving Loan to $7,500,000, and (2) increase the sublimit for the issuance of Letters of Credit.  The purpose of this Amendment is to set forth the terms and conditions upon which U.S. Bank will grant Borrower’s requests.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

ARTICLE I. AMENDMENT

The Credit Agreement, as well as all of the other Loan Documents, are hereby amended as set forth herein.  Except as specifically provided for herein, all of the terms and conditions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect throughout the terms of the Loans, as well as any extensions or renewals thereof.

ARTICLE II.          DEFINITIONS

As used herein, capitalized terms shall have the meanings given to them in the Credit Agreement, except as otherwise defined herein, or as the context otherwise requires.

ARTICLE III.         MODIFICATIONS TO REVOLVING LOAN

3.1     Loan Commitment

Section 2.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          Subject to and upon the terms and conditions set forth herein and in reliance upon the representations, warranties, and covenants of Borrower contained herein or made pursuant hereto, U.S. Bank will make Fundings to Borrower from time to time during the period ending on April 30, 2002 the (“Commitment Period”), but such Fundings (together with any outstanding Letters of Credit) shall not exceed, in the aggregate principal amount at any one time outstanding, $7,500,000 (the “Revolving Loan”).  Borrower may borrow, repay, and reborrow hereunder either the full amount of the Revolving Loan or any lesser sum.

3.2     Renewal Revolving Note

Concurrently with the execution of this Amendment, Borrower shall execute and deliver to U.S. Bank a renewal promissory note in the form attached hereto as Exhibit A (“Renewal Revolving Note”) which shall continue to evidence the Revolving Loan.  The Revolving Note and all previous renewals thereof shall be marked “Renewed” and retained by U.S. Bank until the Revolving Loan is paid in full and U.S. Bank’s commitment to advance Fundings thereunder is terminated.

3.3     Revolving Loan Fee

Concurrently with the execution of this Amendment, Borrower shall pay U.S. Bank a nonrefundable loan fee for the Revolving Loan in the amount of $2,343.

3.4     Letters of Credit

Section 2.7(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          (a)      Subject to and upon the terms and conditions set forth herein and in reliance upon the representations, warranties, and covenants of Borrower contained herein or made pursuant hereto, U.S. Bank will issue standby and commercial letters of credit (the “Letters of Credit”) for the benefit of Borrower in forms acceptable to U.S. Bank from time to time during the Commitment Period.  The expiration date of any Letter of Credit shall not extend beyond October 31, 2002.  The maximum aggregate amount of outstanding Letters of Credit plus the aggregate outstanding amount of principal and interest on the Revolving Loan shall not exceed, at any one time, $7,500,000.

ARTICLE IX.         CONDITIONS PRECEDENT

The modifications set forth in this Amendment shall not be effective unless and until the following conditions have been fulfilled to U.S. Bank’s satisfaction:

(a)      U.S. Bank shall have received this Amendment and the Renewal Revolving Note duly executed and delivered by the parties hereto.

(b)      Borrower shall have paid the loan fees provided for in this Amendment.

(c)      There shall not exist any Default or Event of Default under the Credit Agreement or any other Loan Document.

(d)      All representations and warranties of Borrower contained in the Credit Agreement or otherwise made in writing in connection therewith or herewith shall be true and correct and in all material respects have the same effect as though such representations and warranties had been made on and as of the date of this Amendment.

ARTICLE X.          GENERAL PROVISIONS

5.1     Representations and Warranties

Borrower hereby represents and warrants to U.S. Bank that as of the date of this Amendment, there exists no Default or Event of Default.  All representations and warranties of Borrower contained in the Credit Agreement and the Loan Documents, or otherwise made in writing in connection therewith, are true and correct as of the date of this Amendment.  U.S. Bank acknowledges the disclosure by Borrower of the existence of the case entitled The Travelers Insurance Company v. Eastern Acoustic Works, Inc., et al vs. Eastern Acoustic Works, Inc., Superior Court Department, Worcester Massachusetts, Civil Action No. 97-0922-B, and agrees that neither the existence of such case nor the results of any trial or any pending motions in such case will be deemed a violation of any warranty or representation given by Borrower or Eastern Acoustic Works, Inc. either in this Agreement or any other agreement or documentation given in connection herewith.  Borrower acknowledges and agrees that all of Borrower’s Indebtedness to U.S. Bank is payable without offset, defense, or counterclaim.

5.2     Security

All Loan Documents evidencing U.S. Bank’s security interest in the Collateral shall remain in full force and effect, and shall continue to secure, without change in priority, the payment and performance of the Loans, as amended herein, and any other Indebtedness owing from Borrower to U.S. Bank.

5.3     Guaranty

The parties hereto agree that each Guaranty shall remain in full force and effect and continue to guarantee the repayment of the Loans to U.S. Bank as set forth in such Guaranty.

5.4     Payment of Expenses

Borrower shall pay on demand all costs and expenses of U.S. Bank incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment, including, without limitation, reasonable attorneys’ fees incurred by U.S. Bank.

5.5     Survival of Credit Agreement

The terms and conditions of the Credit Agreement and each of the other Loan Documents shall survive until all of Borrower’s obligations under the Credit Agreement are satisfied in full.

5.6     Year 2000

Borrower has reviewed and assessed its business operations and computer systems and applications to address the “year 2000 problem” (that is, that computer applications and equipment used by Borrower, directly or indirectly through third parties, may have been or may be unable to properly perform date-sensitive functions before, during and after January 1, 2000).  Borrower represents and warrants that the year 2000 problem has not resulted in and to the best knowledge of Borrower will not result in a material adverse change in Borrower’s business condition (financial or otherwise), operations, properties or prospects or ability to repay U.S. Bank.  Borrower agrees that this representation and warranty will be true and correct on and shall be deemed made by Borrower on each date Borrower requests any Funding under this Agreement or Revolving Note or delivers any information to U.S. Bank.  Borrower will promptly deliver to U.S. Bank such information relating to this representation and warranty as U.S. Bank requests from time to time.

5.7     Counterparts

This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

5.8     Statutory Notice

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, U.S. Bank and Borrower have caused this Amendment to be duly executed by their respective duly authorized signatories as of the date first above written.

MACKIE DESIGNS INC.
By_____________________________________
:	Name:________________________________
Title:_________________________________

U.S. BANK NATIONAL ASSOCIATION
By_____________________________________
Ann B. Caldwell, Vice President

REAFFIRMATION OF GUARANTY AND COLLATERAL DOCUMENTS

Each of the undersigned hereby:  (a) acknowledges that it has read the foregoing Fifth Amendment to Credit Agreement, (b) reaffirms its obligations under the Guaranty and the Security Agreement and other collateral documents evidencing security interests granted by the undersigned to U.S. Bank to secure the obligations of Borrower to U.S. Bank, (c) agrees that its Guaranty guarantees and its Security Agreement secures the repayment of the Loans as amended by the foregoing Fifth Amendment to Credit Agreement, and (d) acknowledges that its obligations pursuant to its Guaranty and the Security Agreement are enforceable without defense, offset, or counterclaim.

MACKIE DESIGNS MANUFACTURING INC.
By______________________________________
Name: ____________________________
Title: _____________________________
EASTERN ACOUSTIC WORKS, INC.
By______________________________________
:	Name: ____________________________
Title: _____________________________
BLACKSTONE TECHNOLOGIES, INC., a Massachusetts corporation
By______________________________________
:	Name: ____________________________
Title: _____________________________
SIA SOFTWARE COMPANY, INC., a New York corporation
By_____________________________________
Name: ____________________________
Title: _____________________________

RENEWAL REVOLVING NOTE
$7,500,000	July 28, 2000

For value received, the undersigned, MACKIE DESIGNS INC. (“Borrower”), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), at 1420 Fifth Avenue, Seattle, Washington 98101, or such other place or places as the holder hereof may designate in writing, the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000) or so much thereof as advanced by U.S. Bank in lawful, immediately available money of the United States of America, in accordance with the terms and conditions of that certain credit agreement dated June 18, 1998, by and between Borrower and U.S. Bank (together with all supplements, exhibits, amendments and modifications thereto, including the fifth amendment to credit agreement of even date herewith, the “Credit Agreement”).  Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the first date of an advance hereunder, in like money in accordance with the terms and conditions, and at the rate or rates provided in the Credit Agreement.

Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by U.S. Bank.  Borrower and all endorsers, sureties, and guarantors hereof, if any, (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by U.S. Bank with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and (3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

This Note is a renewal of the Revolving Note referred to in the Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any Collateral and any conditions to making advances hereunder.  Terms defined in the Credit Agreement are used herein with the same meanings.  Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof.